Exhibit 11

             American Safety Insurance Group, Ltd. and subsidiaries
                       Computation of Earnings Per Share

                                                        Three Months Ended
                                                     March 31          March 31
                                                       1998              1999
                                                     --------          --------
Basic:
Earnings Available to Common
Shareholders.......................................  $1,023,733       $1,719,178
                                                     ==========       ==========

Weighted Average Common Shares
Outstanding........................................   4,429,730        6,077,750

Basic Earnings Per Common Shares ..................  $      .23       $      .28
                                                     ==========       ==========

Diluted:
Earnings Available to Common
Shareholders.......................................  $1,023,733       $1,719,178
                                                     ==========       ==========

Weighted Average Common Shares
Outstanding........................................   4,429,730        6,077,750

Weighted Average Common Shares
Equivalents Associated with Options                      80,725           30,791

Total Weighted Average Common
Shares.............................................   4,510,455        6,108,541
                                                      =========        =========

Diluted Earnings per Common Shares                   $      .23       $      .28
                                                      ==========      ==========


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